Exhibit 10.2

SECOND AMENDMENT TO LEASE

(Extension of Term)

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is dated as of the 25th day of February, 2013, between NIMBUS CENTER LLC, a Delaware limited liability company (“Landlord”), and CASCADE MICROTECH, INC., an Oregon corporation (“Tenant”).

RECITALS

A.        Landlord (as successor-in-interest to OR-Nimbus Corporate Center, L.L.C.) and Tenant are parties to a lease dated as of April 2, 1999 (the “Original Lease”), as amended by First Amendment dated as of January 10, 2007 (the “First Amendment”, and together with the Original Lease, collectively referred to herein as the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Existing Premises”) consisting of the entire building located at 9100 SW Gemini Drive, Beaverton, Oregon commonly known as Nimbus Building 6 (the “Building”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

B.        The Term is currently scheduled to expire on December 31, 2014.

C.        Landlord and Tenant presently desire to amend the Lease to (i) extend the Term for an additional period of five (5) years, (ii) add additional space in the Project to the Premises, (ii) grant Tenant a right of first offer with respect to certain space in the Project, and (iv) provide for certain other Lease modifications, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.        Extension of Term.    The Term is hereby extended for a period (the “Extension Term”) of five (5) years commencing as of January 1, 2015 and ending on December 31, 2019 (the “New Termination Date”). Effective as of the date hereof, all references in the Lease to the termination or expiration date of the Lease shall be deemed to be references to the New Termination Date. During the Extension Term, all of the terms, covenants and conditions of the Lease shall be applicable, except as set forth herein. Except as set forth in Paragraph 9 below, Tenant shall not have any option or right to extend the Term beyond the New Termination Date.

2.        Base Rent.    Prior to the commencement of the Extension Term, Tenant shall continue to pay Base Rent in the amount set forth in the Lease. Effective as of January 1, 2015 and continuing thereafter during the Extension Term, Tenant shall pay Base Rent for the Premises equal to the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises, which shall be determined as set forth in this Paragraph 2. Base Rent during the Extension Term shall change, if at all, in accordance with the changes assumed in the determination of Prevailing Market rate.

a.        Procedure for Determining Prevailing Market.    The Prevailing Market rate for the Premises shall be mutually agreed upon by Landlord and Tenant in writing within the period commencing June 1, 2014 and ending July 31, 2014. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment (as defined below) in accordance with the terms and conditions hereof. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises on or before July 31, 2014, then the Prevailing Market rate for the Premises shall be established by appraisal in accordance with the procedures set forth in Exhibit A attached hereto.

b.        Renewal Amendment.    Once the Prevailing Market rate for the Premises has been determined, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after the agreement (or deemed agreement) by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, subject to any extensions in such time during which the parties are negotiating the terms of such Renewal Amendment in good faith.

c.        Definition of Prevailing Market.    For purposes of this Paragraph 2, “Prevailing Market” shall mean the arm’s length fair market annual rental rate per rentable square foot under leases and renewal amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for comparable use for flex/office space and a comparable term for space comparable to the Premises in the Project and flex/office buildings comparable to the building in which the Premises is located in the Beaverton, Oregon / Highway 217 submarket. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

3.        Additional Premises.

a.        Additional Premises.    Effective as of January 1, 2013 (the “Additional Premises Commencement Date”), and continuing through the New Termination Date, the space on the first (1st) floor of the building within the Project located at 9203-9295 SW Nimbus Avenue, Beaverton, Oregon (“Nimbus Building 9”), and shown outlined on the attached Exhibit B (the “Additional Premises”) shall be added to the premises covered by the Lease. The Additional Premises shall be known as Suite 9203 B. Commencing on January 1, 2013, all references in the Lease and in this Second Amendment to the “Premises” shall be deemed to refer to the Existing Premises and the Additional Premises, collectively. Landlord and Tenant hereby stipulate for all purposes of the Lease that the rentable square footage of the Additional Premises is deemed to be 1,602 rentable square feet.

b.        Condition of Additional Premises.    Tenant shall accept the Additional Premises in their as-is condition as of the Additional Premises Commencement Date, and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Additional Premises.

c.        Base Rent; Additional Premises.    Commencing as of the Additional Premises Commencement Date and continuing through the New Termination Date, Tenant shall pay Base Rent for the Additional Premises pursuant to the Lease in the following amounts:

Period	Annual Rate Per SF	Monthly Base Rent
Additional Premises Commencement Date – 12/31/13	$4.80	$640.80
1/01/14 – 12/31/14	$4.94	$660.02
1/01/15 – 12/31/15	$5.09	$679.83
1/01/16 – 12/31/16	$5.25	$700.22
1/01/17 – 12/31/17	$5.40	$721.23
1/01/18 – 12/31/18	$5.57	$742.86
1/01/19 – 12/31/19	$5.73	$765.15

d.        Expenses and Taxes; Additional Premises.    Effective as of the Additional Premises Commencement Date, the provisions of Paragraph 4 of the First Amendment shall apply to the Additional Premises, and for such purposes Tenant’s Proportionate Share of the Project shall mean .2322% with respect to the Additional Premises.

4.        Suites 9225 and 9215 Must Take Space.

a.        Suites 9225 and 9215 Must Take Space.    Effective as of the Suites 9225 and 9215 Must Take Space Commencement Date (as defined below), and continuing for the balance of the Term as applicable to the Premises and any extension thereof, the space consisting of 2,313 rentable square feet on the first (1st) floor of Nimbus

Building 9, as shown on the demising plan attached hereto as Exhibit C-1 with respect to Suite 9225 and the space consisting of 6,799 rentable square feet on the first (1st) floor of Nimbus Building 9, as shown on the demising plan attached hereto as Exhibit C-2 with respect to Suite 9215 (the “Suites 9225 and 9215 Must Take Space”) shall be added to the Premises covered by the Lease. Commencing on the Suites 9225 and 9215 Must Take Space Commencement Date, all references in the Lease to the “Premises” shall be deemed to include the Suites 9225 and 9215 Must Take Space. All terms, covenants and conditions of the Lease applicable to the Premises, as modified hereunder, shall apply to the Suites 9225 and 9215 Must Take Space, except as expressly set forth in this Paragraph 4.

The “Suites 9225 and 9215 Must Take Space Commencement Date” shall mean the date on which Landlord shall deliver the Suites 9225 and 9215 Must Take Space to Tenant in the condition required by Paragraph 4.b. below. The scheduled Suites 9225 and 9215 Must Take Space Commencement Date is April 1, 2014. The parties agree that the Suites 9225 and 9215 Must Take Space Commencement Date will not occur prior to April 1, 2014, unless agreed to in writing by Landlord and Tenant. If Landlord is unable to deliver possession of the Suites 9225 and 9215 Must Take Space to Tenant on or before such scheduled Suites 9225 and 9215 Must Take Space Commencement Date for any reason whatsoever, then (except as otherwise expressly set forth herein) neither the Lease nor Tenant’s obligation to lease the Suites 9225 and 9215 Must Take Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Suites 9225 and 9215 Must Take Space operate to extend the Term with respect to the Suites 9225 and 9215 Must Take Space or the balance of the Premises, or amend the Suites 9225 and 9215 Must Take Space Rent Commencement Date (as defined below) or Tenant’s other obligations with respect to the Suites 9225 and 9215 Must Take Space or under the Lease. If Landlord is unable to deliver possession of the Suites 9225 and 9215 Must Take Space to Tenant by July 1, 2014, Landlord shall not incur any liability under the Lease, but Tenant shall have the right to terminate Tenant’s obligation to lease the Suites 9225 and 9215 Must Take Space by providing Landlord with written notice on or before July 15, 2014. So long as Tenant is not in default under the Lease, during the period commencing on the date of this Second Amendment and ending on the earlier of (i) Tenant’s delivery to Landlord of Tenant’s termination notice pursuant to the terms of this Paragraph 4.a. or (ii) the Suites 9225 and 9215 Must Take Space Commencement Date, Landlord shall not enter into any new lease or amend any existing lease which term or extension term extends beyond April 1, 2014.

b.        Condition of the Suites 9225 and 9215 Must Take Space.    Tenant shall accept the Suites 9225 and 9215 Must Take Space in its present (as of the date of this Amendment) as-is condition, wear and tear excepted, and, except as provided in the Work Letter attached hereto as Exhibit D (the “Suites 9225 and 9215 Work Letter”) Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Suites 9225 and 9215 Must Take Space to prepare the same for Tenant’s occupancy. Following the Suites 9225 and 9215 Must Take Space Commencement Date, Tenant shall perform certain tenant improvements to Suites 9225 and 9215 (the “Suites 9225 and 9215 Tenant Improvements”) as described in the Suites 9225 and 9215 Work Letter.

c.        Base Rent; Operating Expenses.     Tenant’s obligation to pay Base Rent and Tenant’s Proportionate Share of Operating Expenses for the Suites 9225 and 9215 Must Take Space pursuant to the Lease shall commence as of the date (the “Suites 9225 and 9215 Must Take Space Rent Commencement Date”) that is the earlier to occur of (i) 90 days following the Suites 9225 and 9215 Must Take Space Commencement Date or (ii) the date Tenant shall commence the conduct of business in the Suites 9225 and 9215 Must Take Space or any portion thereof. From and after the Suites 9225 and 9215 Must Take Space Rent Commencement Date, and for the balance of the Term, the Base Rent payable by Tenant for the Suites 9225 and 9215 Must Take Space shall be the Prevailing Market (defined in Paragraph 2 above) rate per rentable square foot for the Suites 9225 and 9215 Must Take Space, which shall be determined as set forth Paragraph 2 above. Base Rent for the Suites 9225 and 9215 Must Take Space shall change, if at all, in accordance with the changes assumed in the determination of Prevailing Market rate.

d.        Tenant’s Proportionate Share.    Tenant’s Proportionate Share of the Project with respect to the Suites 9225 and 9215 Must Take Space shall be .3353% with respect to Suite 9225 and .9856% with respect to Suite 9215.

e.        Parking.    With respect the Suites 9225 and 9215 Must Take Space, the parking provisions set forth in the Lease shall continue to apply on the terms and conditions set forth therein, except that effective as of the Suites 9225 and 9215 Must Take Space Commencement Date (i) the parking made available to Tenant shall be increased by 26 unreserved parking spaces in the surface parking lot serving the Building, and (ii) Tenant shall be entitled to the use of such unreserved parking spaces at no additional charge.

f.        Suites 9225 and 9215 Must Take Space Amendment.    Promptly following the Suites 9225 and 9215 Must Take Space Commencement Date, Landlord and Tenant shall enter into an amendment to the Lease, which amendment shall confirm the monthly Base Rent applicable to the Suites 9225 and 9215 Must Take Space and the other terms and conditions set forth in this Paragraph 4, as applicable.

g.        Definition of Prevailing Market.    With respect to the Suites 9225 and 9215 Must Take Space, “Prevailing Market” shall have the meaning set forth in Paragraph 2.c. above with references to the “Premises” being deemed references to the Suites 9225 and 9215 Must Take Space.

h.        Procedure for Determining Prevailing Market.    The Prevailing Market rate for the Suites 9225 and 9215 Must Take Space shall be mutually agreed upon by Landlord and Tenant within the period commencing September 1, 2013 and ending October 31, 2013. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Suites 9225 and 9215 Must Take Space on or before October 31, 2013, then the Prevailing Market rate for the Suites 9225 and 9215 Must Take Space shall be established by appraisal in accordance with the procedures set forth in Exhibit A attached hereto.

i.        Permitted Use.    Tenant shall use the Suites 9225 and 9215 Must Take Space for the Permitted Use, as such term is defined in the Basic Lease Information of the Lease, as modified by Section 8 of the First Amendment.

5.        Suite 9205 Must Take Space.

a.        Suite 9205 Must Take Space.    Effective as of the Suite 9205 Must Take Space Commencement Date (as defined below), and continuing for the balance of the Term as applicable to the Premises and any extension thereof, the space consisting of 3,634 rentable square feet on the first (1st) floor of Nimbus Building 9, as shown on the demising plan attached hereto as Exhibit E (the “Suite 9205 Must Take Space”) shall be added to the premises covered by the Lease. Commencing on the Suite 9205 Must Take Space Commencement Date, all references in the Lease to the “Premises” shall be deemed to include the Suite 9205 Must Take Space. All terms, covenants and conditions of the Lease applicable to the Premises, as modified hereunder, shall apply to the Suite 9205 Must Take Space, except as expressly set forth in this Paragraph 5.

The “Suite 9205 Must Take Space Commencement Date” shall mean the date on which Landlord shall deliver the Suite 9205 Must Take Space to Tenant in the condition required by Paragraph 5.b. below. The scheduled Suite 9205 Must Take Space Commencement Date is August 1, 2014. The parties agree that the Suite 9205 Must Take Space Commencement Date will not occur prior to August 1, 2014 unless agreed to in writing by Landlord and Tenant. If Landlord is unable to deliver possession of the Suite 9205 Must Take Space to Tenant on or before such scheduled Suite 9205 Must Take Space Commencement Date for any reason whatsoever, neither the Lease nor Tenant’s obligation to lease the Suite 9205 Must Take Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Suite 9205 Must Take Space operate to extend the Term with respect to the Suite 9205 Must Take Space or the balance of the Premises, or amend the Suite 9205 Must Take Space Rent Commencement Date (as defined below) or Tenant’s other obligations with respect to the Suite 9205 Must Take Space or under the Lease. If Landlord is unable to deliver possession of the Suite 9205 Must Take Space to Tenant by November 1, 2014, Landlord shall not incur any liability under the Lease, but Tenant shall have the right to terminate Tenant’s obligation to lease the Suite 9205 Must Take Space by providing Landlord with written notice on or before November 15, 2014. So long as Tenant is not in default under the Lease, during the period commencing on the date of this Second Amendment and ending on the earlier of (i) Tenant’s delivery to Landlord of Tenant’s termination notice pursuant to the terms of this Paragraph 5.a. or (ii) the Suite 9205 Take Space Commencement Date, Landlord shall not enter into any new lease or amend an existing lease which term or extension term extends beyond August 1, 2014.

b.        Condition of the Suite 9205 Must Take Space.    Tenant shall accept the Suite 9205 Must Take Space in its present (as of the date of this Amendment) as-is condition, wear and tear excepted, and, except as provided in the Work Letter attached hereto as Exhibit F (the “ Suite 9205 Work Letter”), Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Suite 9205 Must Take Space to prepare the same for Tenant’s occupancy. Following the Suite 9205 Must Take Space Commencement Date, Tenant shall perform certain tenant improvements to Suite 9205 Must Take Space (the “Suite 9205 Improvements”) as described in the Suite 9205 Work Letter.

c.        Base Rent; Operating Expenses.    Tenant’s obligation to pay Base Rent and Tenant’s Proportionate Share of Operating Expenses for the Suite 9205 Must Take Space pursuant to the Lease shall commence as of the date (the “Suite 9205 Must Take Space Rent Commencement Date”) that is the earlier to occur of (i) 90 days following the Suite 9205 Must Take Space Commencement Date or (ii) the date Tenant shall commence the conduct of business in the Suite 9205 Must Take Space or any portion thereof. From and after the Suite 9205 Must Take Space Rent Commencement Date, and for the balance of the Term, the Base Rent payable by Tenant for the Suite 9205 Must Take Space shall be the Prevailing Market (defined in Paragraph 2 above) rate per rentable square foot for the Suite 9205 Must Take Space, which shall be determined as set forth Paragraph 2 above. Base Rent for the Suite 9205 Must Take Space shall change, if at all, in accordance with the changes assumed in the determination of Prevailing Market rate.

d.        Tenant’s Proportionate Share.    Tenant’s Proportionate Share of the Project with respect to the Suite 9205 Must Take Space shall be .5268%.

e.        Parking.    With respect the Suite 9205 Must Take Space, the parking provisions set forth in the Lease shall continue to apply on the terms and conditions set forth therein, except that effective as of the Suite 9205 Must Take Space Commencement Date (i) the parking made available to Tenant shall be increased by 15 unreserved parking spaces in the surface parking lot serving the Building, and (ii) Tenant shall be entitled to the use of such unreserved parking spaces at no additional charge.

f.        Suite 9205 Must Take Space Amendment.    Promptly following the Suite 9205 Must Take Space Commencement Date, Landlord and Tenant shall enter into an amendment to the Lease, which amendment shall confirm the monthly Base Rent applicable to the Suite 9205 Must Take Space and the other terms and conditions set forth in this Paragraph 5, as applicable.

g.        Definition of Prevailing Market.    With respect to the Suite 9205 Must Take Space, “Prevailing Market” shall have the meaning set forth in Paragraph 2.c. above with references to the Premises being deemed references to the Suite 9205 Must Take Space.

h.        Procedure for Determining Prevailing Market.    The Prevailing Market rate for the Suite 9205 Must Take Space shall be mutually agreed upon by Landlord and Tenant within the period commencing January 1, 2014 and ending February 28, 2014. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Suite 9205 Must Take Space on or before February 28, 2014, then the Prevailing Market rate for the Suite 9205 Must Take Space shall be established by appraisal in accordance with the procedures set forth in Exhibit A attached hereto.

i.        Permitted Use.    Tenant shall use the Suite 9205 Must Take Space for the Permitted Use, as such term is defined in the Basic Lease Information of the Lease, as modified by Section 8 of the First Amendment.

6.        Suite 9500 Must Take Space.

a.        Suite 9500 Must Take Space.    Effective as of the Suite 9500 Must Take Space Commencement Date (as defined below), and continuing for the balance of the Term as applicable to the Premises and any extension thereof, the space consisting of 12,173 rentable square feet on the first (1st) floor of the Building located at 9500 SW Gemini Drive, Beaverton, Oregon, commonly known as Nimbus Building 3, and shown on the demising plan attached hereto as Exhibit G (the “Suite 9500 Must Take Space”) shall be added to the premises covered by the Lease. Commencing on the Suite 9500 Must Take Space Commencement Date, all references in the Lease to the “Premises” shall be deemed to include the Suite 9500 Must Take Space. All terms, covenants and conditions of the Lease applicable to the Premises, as modified hereunder, shall apply to the Suite 9500 Must Take Space, except as expressly set forth in this Paragraph 5.

The “Suite 9500 Must Take Space Commencement Date” shall mean the date on which Landlord shall deliver the Suite 9500 Must Take Space to Tenant in the condition required by Paragraph 6.b. below. The scheduled Suite 9500 Must Take Space Commencement Date is April 1, 2014. The parties agree that the Suite 9500 Must Take Space Commencement Date will not be before April 1, 2014 unless agreed to in writing by Landlord and Tenant. If Landlord is unable to deliver possession of the Suite 9500 Must Take Space to Tenant on or before such scheduled Suite 9500 Must Take Space Commencement Date for any reason whatsoever, neither the Lease nor Tenant’s obligation to lease the Suite 9500 Must Take Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Suite 9500 Must Take Space operate to extend the Term with respect to the Suite 9500 Must Take Space or the balance of the Premises, or amend the Suite 9500 Must Take Space Rent Commencement Date (as defined below) or Tenant’s other obligations with respect to the Suite 9500 Must Take Space or under the Lease. If Landlord is unable to deliver possession of the Suite 9500 Must Take Space to Tenant by July 1, 2014, Landlord shall not incur any liability under the Lease, but Tenant shall have the right to terminate Tenant’s obligation to lease the Suite 9500 Must Take Space by providing Landlord with written notice on or before July 15, 2014. So long as Tenant is not in default under the Lease, during the period commencing on the date of this Second Amendment and ending on the earlier of (i) Tenant’s delivery to Landlord of Tenant’s termination notice pursuant to the terms of this Paragraph 6.a. or (ii) the Suite 9500 Take Space Commencement Date, Landlord shall not enter into any new lease or amend an existing lease which term or extension term extends beyond July 1, 2014.

b.        Condition of the Suite 9500 Must Take Space.    Tenant shall accept the Suite 9500 Must Take Space in its present (as of the date of this Amendment) as-is condition, wear and tear excepted, and, except as provided in the Work Letter attached hereto as Exhibit H (the “ Suite 9500 Work Letter”), Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Suite 9500 Must Take Space to prepare the same for Tenant’s occupancy. Following the Suite 9500 Must Take Space Commencement Date, Tenant shall perform certain tenant improvements to Suite 9500 Must Take Space (the “Suite 9500 Improvements”) as described in the Suite 9500 Work Letter.

c.        Base Rent; Operating Expenses.    Tenant’s obligation to pay Base Rent and Tenant’s Proportionate Share of Operating Expenses for the Suite 9500 Must Take Space pursuant to the Lease shall commence as of the date (the “Suite 9500 Must Take Space Rent Commencement Date”) that is the earlier to occur of (i) 90 days following the Suite 9500 Must Take Space Commencement Date or (ii) the date Tenant shall commence the conduct of business in the Suite 9500 Must Take Space or any portion thereof. From and after the Suite 9500 Must Take Space Rent Commencement Date, and for the balance of the Term, the Base Rent payable by Tenant for the Suite 9500 Must Take Space shall be the Prevailing Market (defined in Paragraph 2 above) rate per rentable square foot for the Suite 9500 Must Take Space, which shall be determined as set forth Paragraph 2 above. Base Rent for the Suite 9500 Must Take Space shall change, if at all, in accordance with the changes assumed in the determination of Prevailing Market rate.

d.        Tenant’s Proportionate Share.    Tenant’s Proportionate Share of the Project with respect to the Suite 9500 Must Take Space shall be 1.7647%.

e.        Parking.    With respect the Suite 9500 Must Take Space, the parking provisions set forth in the Lease shall continue to apply on the terms and conditions set forth therein, except that effective as of the Suite 9500 Must Take Space Commencement Date (i) the parking made available to Tenant shall be increased by 48 unreserved parking spaces in the surface parking lot serving the Building, and (ii) Tenant shall be entitled to the use of such unreserved parking spaces at no additional charge.

f.        Suite 9500 Must Take Space Amendment.    Promptly following the Suite 9500 Must Take Space Commencement Date, Landlord and Tenant shall enter into an amendment to the Lease, which amendment shall confirm the monthly Base Rent applicable to the Suite 9500 Must Take Space and the other terms and conditions set forth in this Paragraph 6, as applicable.

g.        Definition of Prevailing Market.    With respect to the Suite 9500 Must Take Space, “Prevailing Market” shall have the meaning set forth in Paragraph 2.c. above with references to the Premises being deemed references to the Suite 9500 Must Take Space.

h.        Procedure for Determining Prevailing Market.    The Prevailing Market rate for the Suite 9500 Must Take Space shall be mutually agreed upon by Landlord and Tenant within the period commencing September 1, 2013 and ending October 31, 2013. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Suite 9500 Must Take Space on or before October 31, 2013, then the Prevailing Market rate for the Suite 9500 Must Take Space shall be established by appraisal in accordance with the procedures set forth in Exhibit A attached hereto.

i.        Permitted Use.    Tenant shall use the Suite 9500 Must Take Space for the Permitted Use, as such term is defined in the Basic Lease Information of the Lease, as modified by Section 8 of the First Amendment.

7.        Right of First Offer.

a.        Grant of Option; Conditions.    Tenant shall have the one time right of first offer (the “Right of First Offer”) with respect to each of the following spaces (each, an “Offering Space”): (i) the space consisting of 5,255 rentable square feet on the first (1st) floor of the building located at 9000, 9020, 9030, 9040, and 9090 SW Gemini Drive, Beaverton, Oregon, commonly known as Nimbus Building 8 (“Building 8”), and shown on the demising plan attached hereto as Exhibit I-1; and (ii) the space consisting of 3,233 rentable square feet on the first (1st) floor of Building 8, and shown on the demising plan attached hereto as Exhibit I-2, (iii) the space consisting of 3,233 rentable square feet on the first (1st) floor of Building 8, and shown on the demising plan attached hereto as Exhibit I-3, and (iv) the space consisting of 4,000 rentable square feet on the first (1st) floor of Building 8, as shown on the demising plan attached hereto as Exhibit I-4. Tenant’s Right of First Offer shall be exercised, if at all, as follows: at any time after Landlord has determined that the existing tenant in an Offering Space will not extend or renew the term of its lease for such Offering Space, whether pursuant to a then existing right or pursuant to new arrangements with Landlord, and prior to leasing such Offering Space to a party other than the existing tenant, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms (but with a term expiring coterminously with the term of the Lease), by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) business days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(1)        Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(2)         More than 20,000 rentable square feet of the Premises is sublet by Tenant, other than to an affiliate or subsidiary with Landlord’s prior written consent pursuant to Article 21 of the Lease, at the time Landlord would otherwise deliver the Advice; or

(3)        The Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

(4)        Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

(5)        The Offering Space is not intended for the exclusive use of Tenant during the Term; or

(6)        The existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space, whether pursuant to a then existing right or pursuant to new arrangements with Landlord.

b.        Terms for Offering Space.

(1)        The term for an Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

(2)        Tenant shall pay Base Rent and Additional Rent for an Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for such Offering Space as determined in Landlord’s reasonable judgment.

(3)        An Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of such Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed or improvement allowances to be given by Landlord in such Offering Space, in which case Landlord shall perform such work or give such improvement allowances in such Offering Space. If Landlord is delayed delivering possession of an Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Offering Space shall be postponed until the date Landlord delivers possession of such Offering Space to Tenant free from occupancy by any party.

c.        Termination of Right of First Offer.    The rights of Tenant hereunder with respect to each Offering Space that is subject to an Advice shall terminate on the earlier to occur of: (ii) Tenant’s failure to exercise its Right of First Offer within the fifteen (15) day period provided in Paragraph 2.a. above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Paragraph 2.a. above; provided that all of Tenant’s rights under this Paragraph 2 shall terminate on December 31, 2015.

d.        Offering Amendment.    If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

e.        Definition of Prevailing Market.    For purposes of this Right of First Offer provision, “Prevailing Market” shall have the meaning set forth in Paragraph 1.c. above, with references to the “Premises” being deemed references to the “Offering Space”, and for such purposes, the determination of Prevailing Market shall also include any tenant improvement allowance with respect to each Offering Space.

f.        Subordination.    Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights existing on the date hereof (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building.

8.        Landlord Work; Existing Premises “As Is”.    Tenant shall accept the Existing Premises in its as-is condition as of the date of this Second Amendment, and, except as provided in the Work Letter attached hereto as Exhibit J (the “Work Letter”), Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in or to the Existing Premises. Following the full execution of this Second Amendment, Tenant shall be permitted to perform certain improvements to the Existing Premises (the “Existing Premises Improvements”) as described in the Work Letter.

9.        Renewal Option.    The Renewal Option set forth in Section 6 of the First Amendment shall apply on the terms and conditions set forth therein, except that (i) Tenant shall be entitled to two (2) consecutive options of five (5) years each to renew the Term (each a “Renewal Term”), (ii) the Initial Renewal Notice with respect to the first Renewal Term must be delivered, if at all, no later than December 31, 2018 and no earlier than October 1, 2018, (iii) the Initial Renewal Notice with respect to the second Renewal Term must be delivered, if at all, no later than December 31, 2023 and no earlier than October 1, 2023, (iv) the first Renewal Term shall be one (1) additional period of five (5) years commencing on January 1, 2020 and ending on December 31, 2024, (v) the second Renewal Term shall be one (1) additional period of five (5) years commencing on January 1, 2025 and ending on December 31, 2029, and (vi) the last sentence of Section 6.03 shall be deleted and the following shall be substituted: “Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, the Prevailing Market rate for the Premises shall be established by appraisal in accordance with the procedure set forth in Exhibit A attached hereto.”. In addition to the foregoing, Tenant may, at the time Tenant delivers its Renewal Notice for either Renewal Term, notify Landlord that Tenant intends to exercise the Renewal Option respect to only a portion of the Premises then leased by Tenant; provided that if the portion of the Premises being renewed by Tenant results in Tenant leasing less than 3,000 square feet in any suite in Building 9, Tenant shall be responsible, at Tenant’s sole cost and expense, for the costs of all construction Landlord determines necessary, in Landlord’s sole discretion, to properly demise the portion of the Premises located in Building 9 being renewed by Tenant, and provided that the portion of the Premises being renewed must include all of Building 6.

10.        Liquid Nitrogen Tank.    Section 9.02 of the First Amendment is amended as follows: “Notwithstanding anything to the contrary set forth in the Lease, Landlord acknowledges that Tenant currently stores liquid nitrogen in one tank (the “Liquid Nitrogen Tank”) outside of the Premises at the location outlined in Exhibit B attached hereto and made a part hereof (the “Liquid Nitrogen Storage Area”). Tenant shall use the Liquid Nitrogen Tank and Liquid Nitrogen Area in a safe and clean manner and in accordance with all applicable Regulations. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Liquid Nitrogen Tank. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Liquid Nitrogen Tank. Any increase in the size or number of the Liquid Nitrogen Tanks shall be subject to Landlord’s prior written consent.”

11.        Condensing Unit.    Section 23A of the First Amendment is replaced with the following: “With Landlord’s approval, Tenant has installed a compressor-condensing unit (the “Condensing Unit”) for the purpose of providing an external cooling source for the interior air-handling unit shown as shaded and labeled “AHU” on Exhibit C attached hereto and made a part hereof. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of operating, maintaining and removing the Condensing Unit. In addition to and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws pertaining to Tenant’s use of the Condensing Unit Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Condensing Unit. Notwithstanding anything herein to the contrary, if Tenant removes the Condensing Unit from the Condensing Unit Area for reasons other than the repair and replacement of the Condensing Unit, Tenant’s right to install and maintain the Condensing Unit and to use the Condensing Unit Area shall be null and void.”

12.        HVAC Units.    Landlord agrees that Tenant shall be required to remove any existing and new HVAC units located in Building 6 as set forth in the Lease upon the expiration of the Term. Tenant shall not be required to remove any existing (as of the date of this Amendment) HVAC units from Building 9 upon the expiration of the Term; provided, however, that Tenant shall be required to restore any supplemental HVAC units which Tenant has installed in Building 9 after the date of this Amendment upon the expiration of the Term.

13.        Insurance.    Section 8(B) of the Lease is hereby deleted in its entirety and replaced with the following: “Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property and Income Coverage Insurance written on an All Risk or Special Cause of Loss Form, including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Tenant’s Property Insurance on the Leasehold Improvements. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance within five days of Landlord’s request and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.”

14.        Hazardous Materials.    The fourth sentence of Section 4(D) of the Original Lease is hereby deleted in its entirety and replaced with the following: “Notwithstanding the foregoing, Tenant may handle, store, use and dispose of (i) products containing small quantities of Hazardous Materials for “general office purposes” (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises, and (ii) those products listed on the Hazardous Substances Questionnaire attached hereto as Exhibit F which are reasonably required by Tenant to be used and/or kept in the Premises in connection with Tenant’s Permitted Use; provided that Tenant shall always handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building or Project or surrounding land or environment.” Exhibit E to the Lease shall be deleted and replaced with the attached Exhibit K.

15.         Deleted Provision.    The conditional obligation to repay Abated Base Rent under Section 2 of the First Amendment in the event of default expires upon execution of this Second Amendment.

16.        Real Estate Brokers.    Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Realty Services, L.P., on behalf of Landlord, and Cresa Portland, LLC, on behalf of Tenant (collectively, the “Brokers”), and Tenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Second Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman other than the Brokers for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment.

17.        No Offer.    Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

18.        Authority.    If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Second Amendment on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Second Amendment, and (d) each person (and all of the persons if more than one signs) signing this Second Amendment on behalf of Tenant is duly and validly authorized to do so.

19.        Lease in Full Force and Effect.    Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

LANDLORD:	TENANT:

NIMBUS CENTER LLC,	CASCADE MICROTECH, INC.,
a Delaware limited liability company	an Oregon corporation

By: /s/ Gregg Meyer	By: /s/ Jeff Killian

Name: Gregg Meyer	Name: Jeff Killian

Title: Vice President	Title: Chief Financial Officer and Treasurer